Exhibit 99.1

Transmeridian Exploration Announces Offering of $35 Million

of Senior Redeemable Convertible Preferred Stock

and Concurrent $7 Million Private Placement

Houston, Texas (PRIMEZONE) November 24, 2006 – Transmeridian Exploration Incorporated (AMEX: TMY) announced today that it has commenced a private offering of $35.0 million of its senior redeemable convertible preferred stock (the “Offering”). The preferred stock will be convertible at the option of the holder into common stock at a specified conversion price to be determined on the date of pricing based on a premium to the market price of the Company’s common stock. Dividends are payable quarterly in kind or in cash (if allowed by the terms of the Company’s then existing debt instruments), at the option of the Company, at a rate to be determined at pricing. The conversion price and dividend rate will be subject to adjustment in the event that the Company does not meet either a specified average production level for the second quarter of 2007 or a specified average trading price for its common stock subsequent to June 30, 2007. In addition, the Company will have the right at its option to redeem the preferred stock for cash at a premium to the liquidation value of the preferred at any time on or after October 1, 2007, subject to certain conditions, and will be required to redeem the shares for cash at the option of the holder at any time five years after issuance. The final terms of the preferred stock are subject to change and will be finalized at pricing.

The preferred stock will be offered pursuant to Rule 144A under the Securities Act of 1933 and will be offered within the United States only to qualified institutional buyers.

In connection with the Offering, a group of private investors consisting of the Company’s chief executive officer and chief financial officer and two other existing stockholders of the Company intend to purchase $7.0 million of the preferred stock in a concurrent private placement. The shares issued to these investors will be at the same price, of the same series and class and have the same rights, privileges and other terms as the shares of preferred stock sold in the Offering. All $7.0 million from this private placement has been received by the Company and is currently being used in its development program.

The Company intends to use the net proceeds from the Offering, together with the proceeds from the concurrent private placement of preferred stock, for the continuation of its accelerated development program in the South Alibek Field and for working capital and general corporate purposes.

The preferred stock and the common stock issuable upon conversion have not been registered under the Securities Act of 1933 or the securities laws of any other jurisdiction. Unless they are registered, the securities may be offered and sold only in transactions that are exempt from registration under the Securities Act of 1933 or the securities laws of any other jurisdiction.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company.

About Transmeridian Exploration Incorporated

Transmeridian Exploration Incorporated is an independent energy company established to acquire and develop oil reserves in the Caspian Sea region of the former Soviet Union. The Company primarily targets fields with proved or probable reserves and significant upside reserve potential. Transmeridian Exploration currently has projects in Kazakhstan and southern Russia and is pursuing additional projects in the Caspian Sea region.

For more information please contact the following:

Lorrie T. Olivier, CEO

Earl W. McNiel, CFO

397 N. Sam Houston Pkwy E., Suite 300

Houston, Texas 77060

Phone: (281) 999-9091

Fax: (281) 999-9094

E-mail: tmei@tmei.com

Website: www.tmei.com

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created therein. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including but not limited to those discussed in Transmeridian Exploration Incorporated’s Annual Report on Form 10-K for the year ended December 31, 2005, as amended, and other filings with the Securities and Exchange Commission (SEC). Although the Company believes the assumptions underlying the forward-looking statements contained herein are reasonable, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion herein should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

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